Exhibit 10.7.9

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and Release Agreement (the “Agreement”) is made and entered into by and between CBL & Associates Management, Inc. (the “Company”) and Ronnie L. Fullam (“Employee”).

WHEREAS, Employee’s employment with the Company ends on December 31, 2008, as a result of a reduction in force.

WHEREAS, Employee and the Company wish to part ways amicably and set forth the terms and conditions of Employee’s separation from employment, as well as resolve any disputes and claims which Employee could potentially have arising from the employment of Employee by the Company and the ending of that employment;

NOW THEREFORE, in consideration of the release and other promises contained in this Agreement, the parties agree as follows:

A.	The Company’s Agreements

Subject to the terms and conditions contained herein, the Company agrees to provide Employee with the following, to which Employee would not otherwise be entitled:

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Separation pay in consideration for Employee’s releases and other promises herein in a single, lump sum gross aggregate payment of $375,000.00 after the Effective Date. The payment shall be subject to all applicable deductions, tax and reporting obligations of the Company. The payment shall not be salary, wages, or income for purposes of any 401(k) or other benefit plan of the Company.

2.	Employee’s unvested stock grants will be fully vested as of January 2, 2009.

Subject to and except for the provisions of this Agreement, including but not limited to the specific exception set forth directly below, the Company hereby releases and waives any and all claims, demands, or causes of action (collectively, “claims”) known or unknown, suspected or unsuspected, that, as of the date on which Employee signs this Agreement, Company has or could have against the Employee. Notwithstanding the preceding statement, the Company is not releasing and shall not be deemed to release Employee from any claim involving fraud on the part of the Employee.

B.	Employee’s Agreements

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Full and General Release of Liability: Employee hereby releases and waives any and all claims, demands, or causes of action (collectively, “claims”) known or unknown, suspected or unsuspected, that, as of the date on which Employee signs this Agreement, Employee has or could have against the Company, its Board of Directors, and all of the Company’s current and past directors, officers, insurers, attorneys, fiduciaries, current and former employees, agents, successors, assigns, subsidiary and parent companies, and all other entities affiliated or related to it, without limitation, exception, or reservation (collectively, the “Released Parties”). Employee understands that Employee is releasing the Company and the other Released Parties, to the maximum extent permitted by law, from any liability which the Company or the other Released Parties

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may have or may have had to Employee, at any time up to and including the date Employee signs this Agreement. This release includes a waiver (a giving up) of any legal rights or claims Employee may have or may have had of any kind whatsoever, including but not limited to claims of race, color, national origin, sex or gender, age, religion, disability, genetic information, or other protected class discrimination, harassment, or retaliation, arising under Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Civil Rights Act of 1866 (Section 1981), the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act, the Genetic Information Nondiscrimination Act of 2008, any applicable federal, state, or local anti-discrimination statute or law, regulation, or ordinance, including but not limited to the Tennessee Fair Employment Practices Law, Tenn. Code Ann. § 4-21-407(b), any violation of the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the federal and/or state Constitution, all claims arising under Company policy or practice, and all claims arising under any other federal, state, or local statute, regulation, or the common law, including any and all claims in tort or contract, to the maximum extent permitted by law.

Notwithstanding anything to the contrary stated above or in this Agreement, Employee’s full and general release provided herein:

(i)        shall not be deemed to release Employee’s rights to indemnification and other rights that Employee has by virtue of that certain Indemnification Agreement between the Company and Employee dated November 3, 1993 and that certain Indemnification Agreement between CBL & Associates Properties, Inc. and Employee dated November 3, 1993 (a copy of each such Indemnification Agreement is attached hereto as Exhibit B);

(ii)shall not be deemed to release any rights of Employee that Employee has solely by virtue of being a shareholder of CBL & Associates Properties, Inc.;

(iii)shall not be deemed to release any rights of Employee that Employee has to be reimbursed, pursuant to the policies and procedures of the Company, for Employee’s travel expenses and other out of pocket costs as to such matters that Employee has paid or incurred that are supported by verified invoices or other evidence that Employee has presented to Company showing that Employee has paid or incurred such expenses and Employee’s rights to such reimbursement shall not be denied simply because such travel expenses and/or out of pocket costs may have been incurred more than one year prior to this Agreement; and

(iv)shall not be deemed to release any rights of Employee that Employee has solely by virtue of Employee’s ownership of a limited partner interest in those certain limited partnerships identified on Exhibit C and Employee shall retain such interests following the termination of Employee’s employment with the Company.

2.

Return of Company Property: Employee agrees that Employee will return to Company all of Company’s property, including but not limited to, all laptops, cellular phones, electronic devices, keys, other Company property, and/or the originals and all copies, summaries, and abstracts of all written, recorded, or computer-generated information

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which Employee has in his possession or control and which Employee has obtained in connection with Employee’s employment with the Company.

3.

Non-Interference: Nothing in this Agreement shall interfere with Employee’s right to file a charge, cooperate or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state or local regulatory or law enforcement agency. However, the consideration provided to Employee in this Agreement shall be the sole monetary relief provided to Employee for the claims that are released by the Employee in this Agreement, and Employee will not be entitled to recover and agrees to waive any monetary benefits or recovery against the Company and/or the other Released Parties in connection with any such charge or proceeding without regard to who has brought such charge or complaint.

4.

Adequacy of Consideration: Employee acknowledges that the payments and other promises provided by the Company under this Agreement constitute adequate consideration for Employee’s execution of this Agreement, and further acknowledges that the benefits provided are in excess of the value to which Employee may otherwise be entitled under existing policies or practices of the Company.

5.

Confidentiality of Agreement: Employee agrees to keep the contents of this Agreement confidential, and not to disclose the terms or conditions of the Agreement, except to the extent required by law, to any person other than Employee’s spouse, attorney, or tax preparer. Employee agrees that before any disclosure is made to Employee’s spouse, attorney, or tax preparer, Employee will advise the person receiving the disclosure of the confidential nature of this Agreement, and will secure the agreement of the person receiving the disclosure to maintain the confidentiality of this Agreement. Employee understands that this provision of confidentiality is a material term of this Agreement.

6.

Employee Acknowledgements: Employee acknowledges that as of the date Employee signed this Agreement, Employee: (1) has not suffered a work-related injury that has not been properly disclosed to the Employer; (2) has been paid in full all wages due and owing to Employee for any and all work performed for the Company; (3) has not exercised any actual or apparent authority by or on behalf of the Company and/or any of the Released Parties that Employee has not specifically disclosed to the Employer; (4) to Employee’s knowledge, Employee has not entered into any agreements, whether written or otherwise, with any of the Company’s employees (current and former) and/or third parties that could legally bind the Company.

C.	No Admission of Liability

Employee acknowledges that this Agreement shall not in any way be construed as an admission by the Company of any liability on the part of the Company or any of the other Released Parties, and that all such liability is expressly denied by the Company. The Company acknowledges that this Agreement shall not in any way be construed as an admission by the Employee of any liability on the part of the Employee and that all such liability is expressly denied by the Employee.

D.	Voluntary Nature of Agreement and Advice of Counsel

Employee acknowledges that Employee has read this Agreement and understands its terms. Employee signs the Agreement voluntarily, of Employee’s own free will, without coercion or duress, and with full understanding of the significance and binding effect of the Agreement. Employee is hereby

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advised to consult with an attorney before signing this Agreement, and Employee acknowledges Employee has had an opportunity to review this Agreement with an attorney prior to execution.

E.	Consideration and Revocation Periods

Employee has up to forty-five (45) calendar days after the date Employee received this Agreement, within which to consider the Agreement, although Employee may return it sooner if desired. Remit signed original copy of this Agreement to Maggie Carrington, SPHR, Director of HR, CBL & Associates Management, Inc., 2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421. You may send the Agreement by certified mail at your expense. Employee may revoke the Agreement after signing by delivering (by hand or by certified mail, return receipt requested) a written notice of revocation to Maggie Carrington, at the above address, within seven (7) calendar days after Employee signs the Agreement. The Agreement will become effective and enforceable on the eighth (8th) day following the date Employee signs the Agreement (“Effective Date”). The Company reserves the right to terminate the employment relationship at any time.

F.	Binding Effect

This Agreement will be binding upon and inure to the benefit of Employee and Employee’s heirs, administrators, representatives, executors, successors and assigns, as well as the Company and its successors and assigns.

G.	Tax Issues

Employee expressly acknowledges that no oral or written representation of fact or opinion has been made to Employee by the Company or its attorneys regarding the tax treatment or consequences of any payment made under the Agreement. It is expressly understood that, to the extent any additional liability or responsibility exists for Employee’s federal, state, and local income or other taxes, such liability or responsibility rests solely with Employee. Employee further agrees to indemnify and hold harmless the Company in connection with any additional liability incurred by the Company in connection with any tax or taxes for which Employee is responsible, other than the Company’s liability, if any, for failure to make federal and/or state required payroll tax withholdings.

H.	Non-Disparagement

Employee agrees not to make disparaging statements about the Company and/or the other Released Parties. The Company agrees not to make disparaging statements about the Employee.

I.	Confidential Information

Employee acknowledges that Employee has held positions of trust and confidence with the Company and that, during the course of Employee’s employment, Employee has been exposed to information that is proprietary in nature, confidential to the Company and not generally available to the public and which, if divulged, would be potentially damaging to the Company, the other Released Parties, and/or the subjects of the information. Employee agrees that Employee will immediately return to the Company any documents in Employee’s possession or under Employee’s control relating to such information. Employee further agrees to keep such information in strict confidence and not disclose such information to any person except as required by law. Employee agrees not to use or disclose to any party, at any time or in any manner, directly or indirectly, any business or trade secrets or other confidential information, learned or obtained by him while he was employed by Company. Such confidential information includes, but is not limited to, any information disclosed to or known by Employee as a consequence of employment with Company and not generally known in the industry in

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which Company is engaged. If Employee is required to disclose information pursuant to a court order or other government process or such disclosure is necessary to comply with applicable law or defend against such claims, then Employee shall: (a) notify the Company promptly before any such disclosure is made; (b) at the Company’s request and expense, take all reasonably necessary steps to defend against such process or claims; and (c) refrain from opposing the Company’s participation with counsel of its choice in any proceeding relating to any such court order, other government process or claims.

J.	Cooperation

Employee agrees that, upon reasonable request by the Company, Employee will participate in the investigation, prosecution, or defense of any matter involving the Company, any of the other Released Parties, or any other matter that arose during Employee’s employment, provided the Company shall compensate Employee for the reasonable value of the time required for such participation, and shall reimburse Employee for any reasonable travel and out-of-pocket expenses incurred in providing such participation at its request, the purpose of which reimbursement is to avoid cost to Employee and not to influence Employee’s participation.

K.	Governing Law

This Agreement will be interpreted and enforced in accordance with the laws of the State of Tennessee, to the extent state law applies, and under federal law, to the extent federal law applies.

L.	Consent to Jurisdiction of the Courts of Hamilton County, Tennessee and/or the U.S. District Court, E.D. Tennessee, at Chattanooga

Should a lawsuit be filed by either party to enforce this agreement, both the Employer and Employee specifically and without reservation, consent to the exclusive jurisdiction and venue of either the Chancery or Circuit Courts of Tennessee, Eleventh Judicial District, at Chattanooga, and the Employer and Employee specifically agree that these Courts have the sole and exclusive jurisdiction to dispose of these claims and that they are the proper forum(s) for the resolution of those claims. The parties agree not to file any action to enforce this agreement in any other jurisdiction or Court. The non-prevailing party will bear the costs of that action, attorneys’ fees, and all other discretionary costs.

M.	Severability

Should any provision of this Agreement be declared or determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, the remaining parts, terms and provisions shall continue to be valid, legal and enforceable, and will be performed and enforced to the fullest extent permitted by law.

N.	Applicable Dates

Employee acknowledges that Employee received and had the opportunity to consider for forty-five (45) days the information provided by Company attached as Exhibit A to this Agreement, including (1) the class, unit or group of individuals covered by this separation program, including eligibility factors, and (2) the job titles and ages of all individuals in the class, unit or group selected and not selected for participation in this program.

O.	Complete Agreement

This Agreement contains the entire agreement between Employee and the Company, and supersedes all prior agreements or understandings between them on the subject matters of this Agreement, provided that Employee shall continue to be bound by Employee’s obligations with respect to confidential information, proprietary information and trade secrets. This Agreement cannot be altered, amended, or modified in any respect, except by a writing signed by Employee and the Company.

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P.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Any party may execute this Agreement by signing any such counterpart.

IMPORTANT: YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE BEEN HEREBY ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT YOU FURTHER ACKNOWLEDGE AND AGREE THAT YOU HAVE BEEN ADVISED THAT THIS AGREEMENT IS A BINDING LEGAL DOCUMENT. YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE CAREFULLY READ AND FULLY UNDERSTAND ALL OF THE PROVISIONS OF THIS AGREEMENT AND THAT YOU HAVE VOLUNTARILY AND KNOWINGLY SIGNED THE AGREEMENT.

PLEASE READ CAREFULLY, THIS AGREEMENT HAS IMPORTANT LEGAL CONSEQUENCES.

Date:	Jan. 5, 2009	/s/ Ronnie L. Fullam	__

                              Ronnie L. Fullam

CBL & Associates Management, Inc.

Date:	1-7-09	By:	/s/ Ben Landress

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